Exhibit 99.1

Personalis Reports Preliminary Fourth Quarter and Full Year 2021 Revenue

MENLO PARK, Calif. – January 6, 2022 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for cancer and population sequencing, today reported unaudited preliminary revenue for the fourth quarter and full year ended December 31, 2021.

Personalis estimates revenue of approximately $20.7 million for the fourth quarter of 2021 and approximately $85.5 million for the full year of 2021.

Fourth Quarter Highlights

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Preliminary revenue from biopharma and other customers is estimated to be $15.4 million in the fourth quarter of 2021 compared with $7.6 million in the fourth quarter of 2020, a 102% increase and a record quarter;  preliminary revenue from biopharma and other customers includes estimated revenue from Natera at $5.8 million in the fourth quarter of 2021; preliminary revenue from biopharma customers excluding Natera at $9.6 million for the fourth quarter of 2021, a 26% increase compared with the fourth quarter of 2020

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Preliminary revenue from the U.S. Department of Veterans Affairs Million Veterans Program (VA MVP) is estimated to be $5.3 million in the fourth quarter of 2021 compared with $12.6 million in the fourth quarter of 2020, a decrease of 58%

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Launch of tumor-informed liquid biopsy assay, NeXT Personal (molecular residual disease) in December 2021; NeXT Personal delivers industry leading MRD sensitivity down to 1 part-per-million (PPM), which is expected to enable earlier detection across a broader set of cancers with low mutational burden and low-shedding cancers

•	Preliminary cash, cash equivalents, and short-term investments is estimated to be $287 million as of December 31, 2021

Full Year 2021 Revenue

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Preliminary revenue from biopharma and other customers is estimated to be $39.8 million for the full year of 2021 compared with $22.5 million for the full year of 2020, a 77% increase; preliminary revenue from biopharma and other customers includes estimated revenue from Natera at $8.6 million for the full year of 2021; preliminary revenue from biopharma customers excluding Natera at $31.2 million for the full year of 2021, a 39% increase

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Preliminary revenue from the VA MVP is estimated to be $45.7 million for the full year of 2021 compared with $56.2 million for the full year of 2020, a decrease of 19%; VA MVP unfulfilled orders were approximately $7.6 million at December 31, 2021 and remaining unfulfilled orders are expected to be recognized as revenue from the first quarter through the third quarter of 2022, depending upon sample receipt volume and timing from the VA MVP

“I’m proud that preliminary revenue for our oncology business has exceeded $15 million in the fourth quarter of 2021 and was nearly $40 million for the full year 2021, despite all the headwinds from the COVID-19 pandemic.  Customer orders from our oncology business were once again significantly above preliminary revenue estimates for both the fourth quarter and full year of 2021, which puts us in position to grow our oncology revenue by more than 50% in 2022 compared to 2021,” said John West, Chief Executive Officer. “In addition, we recently launched NeXT Personal, our MRD liquid biopsy offering, which is expected to be an important growth driver for both biopharma and diagnostic test revenue in the future.”

The above information is preliminary and subject to Personalis’ normal quarter and year-end accounting procedures and external audit by the company's independent registered public accounting firm.

About Personalis, Inc.

Personalis, Inc. is a leader in advanced cancer genomics for enabling the next generation of precision cancer therapies and diagnostics. The Personalis NeXT Platform® is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers and clinicians with information on all of the approximately 20,000 human genes, together with the immune system, from a single tissue sample. In population sequencing, Personalis operates one of the largest sequencing laboratories globally and is currently the sole sequencing provider to the VA MVP. To enable cancer and population sequencing, the Personalis Clinical Laboratory was built with a focus on clinical accuracy, quality, big data, scale, and efficiency. The laboratory is GxP aligned as well as CLIA’88-certified and CAP-accredited. For more information, please visit www.personalis.com and follow Personalis on Twitter (@PersonalisInc).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “estimate,” “expect,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms.  These statements include, but are not limited to, statements regarding the company’s estimated revenues for the fourth quarter and full year of 2021, unfulfilled orders for the VA MVP, and preliminary cash, cash equivalents, and short-term investments as of December 31, 2021.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties and other factors relate to, among others: additional adjustments to our expected fourth quarter and full year 2021 revenue that may be identified during our regular financial closing and audit procedures and other developments, the timing and pace of new orders from customers, including from the U.S. Department of Veterans Affairs Million Veteran Program, which was the company’s largest customer in 2018, 2019, 2020, and 2021; the launch and market adoption of new products and new product features, such as NeXT Personal; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter over quarter and year over year; whether orders for the NeXT Platform and revenue from biopharmaceutical customers increase in future periods; the success of Personalis’ collaborations including with Mayo Clinic; the success of the company’s international expansion plans; the evolution of cancer therapies and market adoption of the company’s services; the company’s expectations regarding future performance; and the ongoing COVID-19 pandemic, which may significantly impact the company’s business and operations and the business and operations of our customers and suppliers.  In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the period ended September 30, 2021, and risk factors included within the Prospectus Supplement filed January 3, 2022.  All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date.  Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof.  Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Havlek

pr@personalis.com

www.personalis.com

650-752-1300

PERSONALIS, INC.
PRELIMINARY REVENUE RESULTS (unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(preliminary)		(preliminary)
VA MVP	$5,304	$12,556	$45,671	$56,154
All other customers	15,363	7,620	39,808	22,494
Total	$20,667	$20,176	$85,479	$78,648

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